Spark Energy, Inc. Reports Third Quarter 2017 Financial Results

HOUSTON, November 2, 2017 (GLOBE NEWSWIRE) -- Spark Energy, Inc. ("Spark" or the "Company") (NASDAQ: SPKE), an independent retail energy services company, today reported financial results for the quarter ended September 30, 2017.
Key Highlights

•	Achieved $19.6 million in Adjusted EBITDA, $50.6 million in Retail Gross Margin, and $12.9 million in Net Income for the third quarter

•	Total RCE count increased 16% to a record 957,000 as of September 30, 2017

•	Overall monthly attrition of 4.2% for the third quarter

•	Added two new banks and expanded the senior credit facility to $150.0 million in commitments with a new $50.0 million accordion

“Spark continues to deliver solid, dependable results, even in a quarter marked by milder-than-anticipated weather and the devastation of Hurricane Harvey,” said Nathan Kroeker, Spark Energy’s President and Chief Executive Officer. “During the quarter, we began the integration of Verde as we near completion of the Perigee integration. In addition, we added two new banks to our credit facility, bringing our total lenders to seven with $150.0 million of commitments, with the additional capacity to expand the facility up to $200.0 million.
“As we turn our attention to 2018 and beyond, we are looking to expand on the success we have had in our international joint venture in Japan by entering additional international markets in the same manner. In addition, we plan to further integrate our recent acquisitions, driving process improvements and realizing significant synergies through economies of scale. While we expect to realize a substantial part of the cost savings in 2019, we fully expect to begin benefiting from some of the Adjusted EBITDA enhancements in 2018.”
Summary Third Quarter 2017 Financial Results
For the quarter ended September 30, 2017, Spark reported Adjusted EBITDA of $19.6 million compared to Adjusted EBITDA of $20.3 million for the quarter ended September 30, 2016. This decrease of $0.7 million is primarily attributable to milder-than-expected weather, the effects of Hurricane Harvey, and fixed costs associated with a larger customer base, partially offset by larger overall volumes.
For the quarter ended September 30, 2017, Spark reported Retail Gross Margin of $50.6 million compared to Retail Gross Margin of $45.2 million for the quarter ended September 30, 2016. This increase of $5.3 million is primarily attributable to the increased volumes of retail electricity following the Verde and Perigee acquisitions, mitigated by milder-than-anticipated weather in our service territories, lower unit margins in our retail electricity segment, and the effects of Hurricane Harvey.
Net income for the quarter ended September 30, 2017, was $12.9 million compared to net income of $6.8 million for the quarter ended September 30, 2016, primarily due to the increase in gross margin offset by higher general and administrative costs.

Strategic Update
Effective July 1, Spark acquired Verde Energy ("Verde"), which operates in eight states selling 100% renewable electricity and carbon-neutral gas products. Spark paid $65.8 million, consisting of $45.0 million of cash at closing and a $20.0 million sellers' note, plus $20.8 million for working capital. There is an additional earnout that is subject to Verde's ability to achieve defined performance metrics.
During the quarter, Spark increased the commitments on its credit facility by $30.0 million to $150.0 million. Spark also executed an amendment to the credit facility that allows the Company to increase the credit facility to up to $200.0 million.
Liquidity and Capital Resources

($ in thousands)	September 30, 2017
Cash and cash equivalents	$11,249
Senior Credit Facility Availability	4,209
Subordinated Debt Availability	25,000
Total Liquidity	$40,458
Dividend
Spark’s Board of Directors declared quarterly dividends of $0.18125 per share of Class A common stock payable on December 14, 2017, and $0.546875 per share of Series A Preferred Stock payable on January 15, 2018. Investors are reminded that on June 16, 2017, Spark completed a two-for-one stock split by means of a stock dividend.
Conference Call and Webcast
Spark will host a conference call to discuss third quarter 2017 results on Friday, November 3, 2017, at 10:00 AM Central Time (11:00 AM Eastern).
A live webcast of the conference call can be accessed from the Events & Presentations page of the Spark Energy Investor Relations website at http://ir.sparkenergy.com/events.cfm. An archived replay of the webcast will be available for twelve months following the live presentation.
About Spark Energy, Inc.
Spark Energy, Inc. is an established and growing independent retail energy services company founded in 1999 that provides residential and commercial customers in competitive markets across the United States with an alternative choice for their natural gas and electricity. Headquartered in Houston, Texas, Spark currently operates in 19 states and serves 94 utility territories. Spark offers its customers a variety of product and service choices, including stable and predictable energy costs and green product alternatives.
We use our website as a means of disclosing material non-public information and for complying with our disclosure obligations under Regulation FD. Investors should note that new materials, including press releases, updated investor presentations, and financial and other filings with the Securities and Exchange Commission are posted on the Spark Energy Investor Relations website at ir.sparkenergy.com. Investors are urged to monitor our website regularly for information and updates about the Company.

Cautionary Note Regarding Forward Looking Statements
This earnings release contains forward-looking statements that are subject to a number of risks and uncertainties, many of which are beyond our control. These statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) can be identified by the use of forward-looking terminology including “guidance,” “may,” “should,” “likely,” “will,” “believe,” “expect,” “anticipate,” “estimate,” “continue,” “plan,” “intend,” “projects,” or other similar words. All statements, other than statements of historical fact included in this release, regarding strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans, objectives and beliefs of management are forward-looking statements. Forward-looking statements appear in a number of places in this release and may include statements about business strategy and prospects for growth, customer acquisition costs, ability to pay cash dividends, cash flow generation and liquidity, availability of terms of capital, competition and government regulation and general economic conditions. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we cannot give any assurance that such expectations will prove correct.
The forward-looking statements in this earnings release are subject to risks and uncertainties. Important factors that could cause actual results to materially differ from those projected in the forward-looking statements include, but are not limited to:

•	changes in commodity prices,

•	extreme and unpredictable weather conditions,

•	milder than forecasted weather conditions,

•	impact of hurricanes and other natural disasters,

•	the sufficiency of risk management and hedging policies,

•	customer concentration,

•
federal, state and local regulation, including the industry’s ability to prevail on its challenge to the New York Public Service Commission’s order enacting new regulations that sought to impose significant new restrictions on retail energy providers operating in New York,

•	key license retention,

•	increased regulatory scrutiny and compliance costs,

•	our ability to borrow funds and access credit markets,

•	restrictions in our debt agreements and collateral requirements,

•	credit risk with respect to suppliers and customers,

•	level of indebtedness,

•	changes in costs to acquire customers,

•	actual customer attrition rates,

•	actual bad debt expense in non-POR markets,

•	actual results of the companies we acquire,

•	accuracy of billing systems,

•	ability to successfully navigate entry into new markets,

•	whether our majority shareholder or its affiliates offers us acquisition opportunities on terms that are commercially acceptable to us,

•	ability to successfully and efficiently integrate acquisitions into our operations,

•	ability to achieve expected future results attributable to acquisitions,

•	changes in the assumptions we used to estimate our 2017 Adjusted EBITDA, including weather and customer acquisition costs,

•	competition, and

•	the “Risk Factors” in our Form 10-K for the year ended December 31, 2016, and in our quarterly reports, other public filings and press releases.

You should review the Risk Factors and other factors noted throughout or incorporated by reference in this earnings release that could cause our actual results to differ materially from those contained in any forward-looking statement. All forward-looking statements speak only as of the date of this earnings release. Unless required by law, we disclaim any obligation to publicly update or revise these statements whether as a result of new information, future events or otherwise. It is not possible for us to predict all risks, nor can we assess the impact of all factors on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

SPARK ENERGY, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
AS OF SEPTEMBER 30, 2017 AND DECEMBER 31, 2016
(in thousands)
(unaudited)

	September 30, 2017	December 31, 2016
Assets
Current assets:
Cash and cash equivalents	$11,249	$18,960
Restricted cash	—	—
Accounts receivable, net of allowance for doubtful accounts of $3.1 million and $2.3 million as of September 30, 2017 and December 31, 2016, respectively	111,254	112,491
Accounts receivable—affiliates	4,466	2,624
Inventory	5,688	3,752
Fair value of derivative assets	1,444	8,344
Customer acquisition costs, net	20,872	18,834
Customer relationships, net	17,978	12,113
Prepaid assets	1,353	1,361
Deposits	9,570	7,329
Other current assets	17,322	12,175
Total current assets	201,196	197,983
Property and equipment, net	8,623	4,706
Fair value of derivative assets	138	3,083
Customer acquisition costs, net	6,670	6,134
Customer relationships, net	40,559	21,410
Deferred tax assets	50,302	55,047
Goodwill	120,154	79,147
Other assets	11,814	8,658
Total assets	$439,456	$376,168
Liabilities, Series A Preferred Stock and Stockholders' Equity
Current liabilities:
Accounts payable	$53,866	$52,309
Accounts payable—affiliates	4,683	3,775
Accrued liabilities	32,833	36,619
Fair value of derivative liabilities	3,879	680
Current portion of Senior Credit Facility	7,500	51,287
Current payable pursuant to tax receivable agreement—affiliates	1,454	—
Current contingent consideration for acquisitions	4,248	11,827
Current portion of note payable	13,276	15,501
Convertible subordinated notes to affiliates	—	6,582
Other current liabilities	1,804	5,476
Total current liabilities	123,543	184,056
Long-term liabilities:
Fair value of derivative liabilities	3,410	68
Payable pursuant to tax receivable agreement—affiliates	48,432	49,886
Long-term portion of Senior Credit Facility	84,025	—
Subordinated debt—affiliate	—	5,000
Deferred tax liability	—	938
Contingent consideration for acquisitions	4,458	10,826
Other long-term liabilities	489	1,658
Long-term portion of note payable	4,575	—
Total liabilities	$268,932	$252,432
Commitments and contingencies (Note 13)
Series A Preferred Stock, par value $0.01 per share, 20,000,000 shares authorized, 1,610,000 shares issued and outstanding at June 30, 2017 and zero shares issued and outstanding at December 31, 2016	41,244	—
Stockholders' equity:
Common Stock (1) :
Class A common stock, par value $0.01 per share, 120,000,000 shares authorized, 13,235,082 issued, and 13,145,636 outstanding at September 30, 2017 and 12,993,118 issued and outstanding at December 31, 2016	132	65
Class B common stock, par value $0.01 per share, 60,000,000 shares authorized, 21,485,126 issued and outstanding at September 30, 2017 and 20,449,484 issued and outstanding at December 31, 2016	216	103
Additional paid-in capital	36,502	25,413

Accumulated other comprehensive (income)/loss	(22)	11
Retained earnings	1,164	4,711
Treasury stock, at cost, 89,446 shares at September 30, 2017 and zero shares at December 31, 2016	(1,888)	—
Total stockholders' equity	36,104	30,303
Non-controlling interest in Spark HoldCo, LLC	93,176	93,433
Total equity	129,280	123,736
Total liabilities, Series A Preferred Stock and stockholders' equity	$439,456	$376,168

(1)	Outstanding shares of common stock reflect the two-for-one stock split, which took effect on June 16, 2017. See Note 4 "Equity" in our 10-Q for further discussion.

SPARK ENERGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2017 AND 2016
(in thousands)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016 (2)	2017 (1)	2016 (2)
Revenues:
Retail revenues	$215,856	$157,986	$563,960	$378,063
Net asset optimization (expense)/revenues (3)	(320)	108	(681)	(42)
Total Revenues	215,536	158,094	563,279	378,021
Operating Expenses:
Retail cost of revenues (4)	160,373	122,830	420,771	248,593
General and administrative (5)	25,566	18,009	69,405	55,188
Depreciation and amortization	11,509	8,295	30,435	23,337
Total Operating Expenses	197,448	149,134	520,611	327,118
Operating income	18,088	8,960	42,668	50,903
Other (expense)/income:
Interest expense	(2,863)	(1,270)	(8,760)	(2,855)
Interest and other income	168	240	102	340
Total other expenses	(2,695)	(1,030)	(8,658)	(2,515)
Income before income tax expense	15,393	7,930	34,010	48,388
Income tax expense	2,451	1,129	5,265	6,852
Net income	$12,942	$6,801	$28,745	$41,536
Less: Net income attributable to non-controlling interests	10,595	6,618	23,049	34,839
Net income attributable to Spark Energy, Inc. stockholders	$2,347	$183	$5,696	$6,697
Less: Dividend on Series A preferred stock	932	—	2,106	—
Net income attributable to stockholders of Class A common stock	$1,415	$183	$3,590	$6,697
Other comprehensive loss, net of tax:
Currency translation loss	$(13)	$(12)	$(88)	$(73)
Other comprehensive loss	(13)	(12)	(88)	(73)
Comprehensive income	$12,929	$6,789	$28,657	$41,463
Less: Comprehensive income attributable to non-controlling interests	10,587	6,611	22,994	34,799
Comprehensive income attributable to Spark Energy, Inc. stockholders	$2,342	$178	$5,663	$6,664

(1)
Financial information has been recast to include results attributable to the acquisition of Perigee Energy, LLC by an affiliate on February 3, 2017. See Notes 2 and 3 "Basis of Presentation and Summary of Significant Accounting Policies" and "Acquisitions" for further discussion.

(2)
Financial information has been recast to include results attributable to the acquisition of the Major Energy Companies by an affiliate on April 15, 2016. See Note 2 and 3 "Basis of Presentation and Summary of Significant Accounting Policies" and "Acquisitions" for further discussion.

(3)
Net asset optimization revenues (expenses) includes asset optimization revenues—affiliates of $0 and $0 for the three months ended September 30, 2017 and 2016, respectively, and asset optimization revenues—affiliates cost of revenues of $0 and $0 for the three months ended September 30, 2017 and 2016, respectively, and asset optimization revenues—affiliates of $0 and $154 for the nine months ended September 30, 2017 and 2016, respectively, and asset optimization revenue—affiliates cost of revenues of $0 and $1,633 for the nine months ended September 30, 2017 and 2016, respectively.

(4)
Retail cost of revenues includes retail cost of revenues—affiliates of $0 and less than $0 for the three months ended September 30, 2017 and 2016, respectively, and $0 and less than $100 for the nine months ended September 30, 2017 and 2016, respectively.

(5)
General and administrative includes general and administrative expense—affiliates of $5,500 and $3,078 for the three months ended September 30, 2017 and 2016, respectively, and $18,800 and $11,521 for the nine months ended September 30, 2017 and 2016, respectively.

SPARK ENERGY, INC.
CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN EQUITY
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2017
(in thousands)
(unaudited)

	Issued Shares of Class A Common Stock	Issued Shares of Class B Common Stock	Treasury Stock	Class A Common Stock	Class B Common Stock	Treasury Stock	Accumulated Other Comprehensive Income (Loss)	Additional Paid-in Capital	Retained Earnings (Deficit)	Total Stockholders' Equity	Non-controlling Interest	Total Equity
Balance at December 31, 2016	6,497	10,225	—	$65	$103	—	$11	$25,413	$4,711	$30,303	$93,433	$123,736
Stock based compensation	—	—	—	—	—	—	—	1,956	—	1,956	—	1,956
Restricted stock unit vesting	121	—	—	1	—	—	—	1,053	—	1,054	—	1,054
Consolidated net income	—	—	—	—	—	—	—	—	5,696	5,696	23,049	28,745
Foreign currency translation adjustment for equity method investee	—	—	—	—	—	—	(33)	—	—	(33)	(55)	(88)
Distributions paid to non-controlling unit holders	—	—	—	—	—	—	—	—	—	—	(24,270)	(24,270)
Net contribution by NG&E	—	—	—	—	—	—	—	—	—	—	1,019	1,019
Dividends paid to Class A common stockholders	—	—	—	—	—	—	—	—	(7,137)	(7,137)	—	(7,137)
Dividends to Preferred Stock	—	—	—	—	—	—	—	—	(2,106)	(2,106)	—	(2,106)
Proceeds from disgorgement of stockholder short-swing profits	—	—	—	—	—		—	464	—	464	—	464
Conversion of Convertible Subordinated Notes to Class B Common Stock	—	518	—	—	5	—	—	7,790	—	7,795	—	7,795
Treasury Stock	—	—	(89)	—	—	(1,888)	—	—	—	(1,888)	—	(1,888)
Stock Split	6,617	10,742	—	66	108	—	—	(174)	—	—	—	—
Balance at September 30, 2017	13,235	21,485	(60)	$132	$216	$(1,888)	$(22)	$36,502	$1,164	$36,104	$93,176	$129,280

SPARK ENERGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2017 AND 2016
(in thousands)
(unaudited)

	Nine Months Ended September 30,
	2017 (1)	2016 (2)
Cash flows from operating activities:
Net income	$28,745	$41,536
Adjustments to reconcile net income to net cash flows provided by operating activities:
Depreciation and amortization expense	30,584	32,743
Deferred income taxes	681	1,408
Stock based compensation	4,023	4,027
Amortization of deferred financing costs	750	465
Excess tax benefit related to restricted stock vesting	179	—
Change in Fair Value of Earnout liabilities	(9,423)	843
Accretion on fair value of Earnout liabilities	3,787	—
Bad debt expense	3,436	842
Loss (gain) on derivatives, net	34,225	(2,887)
Current period cash settlements on derivatives, net	(20,816)	(18,693)
Accretion of discount to convertible subordinated notes to affiliate	1,004	—
Other	123	314
Changes in assets and liabilities:
Decrease in accounts receivable	18,056	21,147
Increase in accounts receivable—affiliates	(2,508)	(997)
(Increase) decrease in inventory	(1,936)	568
Increase in customer acquisition costs	(18,642)	(10,234)
Decrease (increase) in prepaid and other current assets	1,536	(923)
(Increase) decrease in other assets	(664)	733
Decrease in accounts payable and accrued liabilities	(9,301)	(6,490)
Increase in accounts payable—affiliates	1,165	636
Increase (decrease) in other current liabilities	22	(1,783)
Decrease in other non-current liabilities	(1,170)	(1,612)
Net cash provided by operating activities	63,824	61,643
Cash flows from investing activities:
Purchases of property and equipment	(1,438)	(1,763)
Payment of CenStar Earnout	—	(1,343)
Payment of the Major Energy Companies Earnout	(7,403)	—
Payment of the Provider Companies Earnout and Installment Note	(7,738)	—
Acquisition of Major Energy Companies and Provider Companies	—	(30,507)
Acquisitions of Perigee and other customers	(11,464)	—
Acquisition of the Verde Companies	(67,934)	—
Contribution to equity method investment in eRex Spark	—	(562)
Net cash used in investing activities	(95,977)	(34,175)
Cash flows from financing activities:
Proceeds from issuance of Series A Preferred Stock, net of issuance costs paid	40,312	—
Borrowings on notes payable	139,400	47,923
Payments on notes payable	(119,664)	(44,601)
Proceeds from issuance of Class B common stock	—	13,995
Proceeds from disgorgement of stockholders short-swing profits	872	941
Restricted stock vesting	(2,009)	(1,183)
Excess tax benefit related to restricted stock vesting	—	185
Payment of dividends to Class A common stockholders	(7,137)	(6,012)
Payment of distributions to non-controlling unitholders	(24,270)	(26,283)
Payment (Accrual) of Dividends to Preferred Stock	(1,174)	—
Purchase of Treasury Stock	(1,888)	—

Net cash provided by (used in) financing activities	24,442	(15,035)
(Decrease) increase in Cash and cash equivalents and Restricted cash	(7,711)	12,433
Cash and cash equivalents and Restricted cash—beginning of period	18,960	4,474
Cash and cash equivalents and Restricted cash—end of period	$11,249	$16,907
Supplemental Disclosure of Cash Flow Information:
Non-cash items:
Issuance of Class B common stock to affiliates for Major Energy Companies acquisition	0	40,000
Contingent consideration — earnout obligations incurred in connection with the Verde Companies acquisition	$5,400
Contingent consideration - earnout obligations incurred in connection with the Provider Companies and Major Energy Companies acquisitions	0	18,936
Assumption of legal liability in connection with the Major Energy Companies acquisition	0	5,000
Net contribution by NG&E in excess of cash	1019	6,040
Installment consideration incurred in connection with the Verde Companies acquisition	$17,851
Installment consideration incurred in connection with the Provider Companies acquisition	0	3,023
Property and equipment purchase accrual	$41	$64
Liability due to tax receivable agreement	$0	$(29,912)
Tax benefit from tax receivable agreement	$0	$33,124
Cash paid during the period for:
Interest	$4,113	$1,450
Taxes	$7,769	$3,783

(1) Financial information has been recast to include results attributable to the acquisition of Perigee Energy, LLC by an affiliate on February 3, 2017. See Notes 2 and 3 "Basis of Presentation and Summary of Significant Accounting Policies" and "Acquisitions," respectively, for further discussion.
(2) Financial information has been recast to include results attributable to the acquisition of the Major Energy Companies by an affiliate on April 15, 2016. See Notes 2 and 3 "Basis of Presentation and Summary of Significant Accounting Policies" and "Acquisitions," respectively, for further discussion.

SPARK ENERGY, INC.
OPERATING SEGMENT RESULTS
FOR THE THREE AND NINE MONTHS ENDED September 30, 2017 AND 2016
(in thousands, except per unit operating data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
	(in thousands, except volume and per unit operating data)
Retail Natural Gas Segment
Total Revenues	$13,277	$13,851	$95,418	$84,450
Retail Cost of Revenues	6,779	9,230	56,253	38,976
Less: Net Asset Optimization (Expenses) Revenues	(320)	108	(681)	(42)
Less: Net Gains (Losses) on non-trading derivatives, net of cash settlements	743	(1,526)	(2,344)	4,132
Retail Gross Margin — Gas	$6,075	$6,039	$42,190	$41,384
Volumes — Gas (MMBtus)	1,706,132	1,775,174	12,554,497	10,893,631
Retail Gross Margin — Gas per MMBtu	$3.56	$3.40	$3.36	$3.80
Retail Electricity Segment
Total Revenues	$202,259	$144,243	$467,861	$293,571
Retail Cost of Revenues	153,594	113,600	364,518	209,617
Less: Net Gains (Losses) on non-trading derivatives, net of cash settlements	4,170	(8,546)	(12,786)	1,728
Retail Gross Margin — Electricity	$44,495	$39,189	$116,129	$82,226
Volumes — Electricity (MWhs)	2,063,894	1,451,182	4,828,629	2,917,674
Retail Gross Margin — Electricity per MWh	$21.56	$27.01	$24.05	$28.18

Reconciliation of GAAP to Non-GAAP Measures
Adjusted EBITDA
We define “Adjusted EBITDA” as EBITDA less (i) customer acquisition costs incurred in the current period, (ii) net gain (loss) on derivative instruments, and (iii) net current period cash settlements on derivative instruments, plus (iv) non-cash compensation expense, and (v) other non-cash and non-recurring operating items. EBITDA is defined as net income (loss) before provision for income taxes, interest expense and depreciation and amortization. We deduct all current period customer acquisition costs (representing spending for organic customer acquisitions) in the Adjusted EBITDA calculation because such costs reflect a cash outlay in the period in which they are incurred, even though we capitalize such costs and amortize them over two years in accordance with our accounting policies. The deduction of current period customer acquisition costs is consistent with how we manage our business, but the comparability of Adjusted EBITDA between periods may be affected by varying levels of customer acquisition costs. For example, our Adjusted EBITDA is lower in years of customer growth reflecting larger customer acquisition spending. We do not deduct the cost of customer acquisitions through acquisitions of business or portfolios of customers in calculated Adjusted EBITDA. We deduct our net gains (losses) on derivative instruments, excluding current period cash settlements, from the Adjusted EBITDA calculation in order to remove the non-cash impact of net gains and losses on derivative instruments. We also deduct non-cash compensation expense as a result of restricted stock units that are issued under our long-term incentive plan.
We believe that the presentation of Adjusted EBITDA provides information useful to investors in assessing our liquidity and financial condition and results of operations and that Adjusted EBITDA is also useful to investors as a financial indicator of our ability to incur and service debt, pay dividends and fund capital expenditures. Adjusted EBITDA is a supplemental financial measure that management and external users of our condensed consolidated financial statements, such as industry analysts, investors, commercial banks and rating agencies, use to assess the following:

•	our operating performance as compared to other publicly traded companies in the retail energy industry, without regard to financing methods, capital structure or historical cost basis;

•	the ability of our assets to generate earnings sufficient to support our proposed cash dividends; and

•	our ability to fund capital expenditures (including customer acquisition costs) and incur and service debt.

Retail Gross Margin
We define retail gross margin as operating income (loss) plus (i) depreciation and amortization expenses and (ii) general and administrative expenses, less (i) net asset optimization revenues, (ii) net gains (losses) on non-trading derivative instruments, and (iii) net current period cash settlements on non-trading derivative instruments. Retail gross margin is included as a supplemental disclosure because it is a primary performance measure used by our management to determine the performance of our retail natural gas and electricity business by removing the impacts of our asset optimization activities and net non-cash income (loss) impact of our economic hedging activities. As an indicator of our retail energy business’ operating performance, retail gross margin should not be considered an alternative to, or more meaningful than, operating income (loss), its most directly comparable financial measure calculated and presented in accordance with GAAP.
We believe retail gross margin provides information useful to investors as an indicator of our retail energy business's operating performance.
The GAAP measures most directly comparable to Adjusted EBITDA are net income (loss) and net cash provided by operating activities. The GAAP measure most directly comparable to Retail Gross Margin is operating income (loss). Our non-GAAP financial measures of Adjusted EBITDA and Retail Gross Margin should not be considered as alternatives to net income (loss), net cash provided by operating activities, or operating income (loss). Adjusted EBITDA and Retail Gross Margin are not presentations made in accordance with GAAP and have important limitations as analytical tools. You should not consider Adjusted EBITDA or Retail Gross Margin in isolation or as a substitute for analysis of our results as reported under GAAP. Because Adjusted EBITDA and Retail Gross Margin exclude some, but not all, items that affect net income (loss) and net cash provided by operating activities, and are defined differently by different companies in our industry, our definition of Adjusted EBITDA and Retail Gross Margin may not be comparable to similarly titled measures of other companies.
Management compensates for the limitations of Adjusted EBITDA and Retail Gross Margin as analytical tools by reviewing the comparable GAAP measures, understanding the differences between the measures and incorporating these data points into management’s decision-making process.
The following tables present a reconciliation of Adjusted EBITDA to net income (loss) and net cash provided by operating activities for each of the periods indicated.

APPENDIX TABLES A-1 AND A-2
ADJUSTED EBITDA RECONCILIATIONS
(in thousands)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2017	2016	2017	2016
Reconciliation of Adjusted EBITDA to Net Income:
Net income	$12,942	$6,801	$28,745	$41,536
Depreciation and amortization	11,509	8,295	30,435	23,337
Interest expense	2,863	1,270	8,760	2,855
Income tax expense	2,451	1,129	5,265	6,852
EBITDA	29,765	17,495	73,205	74,580
Less:
Net, (losses) gains on derivative instruments	(2,752)	(609)	(34,225)	2,887
Net, Cash settlements on derivative instruments	7,457	(8,869)	18,808	3,427
Customer acquisition costs	6,568	8,242	18,642	15,217
Plus:
Non-cash compensation expense	1,118	1,585	4,023	4,027
Adjusted EBITDA	$19,610	$20,316	$74,003	$57,076

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2017	2016	2017	2016
Reconciliation of Adjusted EBITDA to net cash provided by operating activities:
Net cash provided by (used in) operating activities	$16,418	$(48,157)	$63,824	$61,643
Amortization of deferred financing costs	(219)	(231)	(750)	(465)
Allowance for doubtful accounts and bad debt expense	(2,517)	(381)	(3,436)	(842)
Interest expense	2,863	1,270	8,760	2,855
Income tax expense	2,451	1,129	5,265	6,852
Changes in operating working capital
Accounts receivable, prepaids, current assets	4,457	4,475	(17,084)	(19,227)
Inventory	2,246	1,672	1,936	(568)
Accounts payable and accrued liabilities	(9,973)	54,299	8,136	5,854
Other	3,884	6,240	7,352	974
Adjusted EBITDA	$19,610	$20,316	$74,003	$57,076
Cash Flow Data:
Cash flows provided by (used in) operating activities	$16,418	$(48,157)	$63,824	$61,643
Cash flows (used in) provided by investing activities	(5,712)	17,976	(95,977)	(34,175)
Cash flows (used in) provided by financing activities	(13,502)	34,242	24,442	(15,035)

The following table presents a reconciliation of Retail Gross Margin to operating income (loss) for each of the periods indicated.

APPENDIX TABLE A-3
RETAIL GROSS MARGIN RECONCILIATION
(in thousands)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2017	2016	2017	2016
Reconciliation of Retail Gross Margin to Operating Income:
Operating income	$18,088	$8,960	$42,668	$50,903
Depreciation and amortization	11,509	8,295	30,435	23,337
General and administrative	25,566	18,009	69,405	55,188
Less:
Net asset optimization (expenses) revenues	(320)	108	(681)	(42)
Net, Losses (gains) on non-trading derivative instruments	(2,568)	(1,183)	(34,146)	2,519
Net, Cash settlements on non-trading derivative instruments	7,481	(8,889)	19,016	3,341
Retail Gross Margin	$50,570	$45,228	$158,319	$123,610
Retail Gross Margin - Retail Natural Gas Segment	$6,075	$6,039	$42,190	$41,384
Retail Gross Margin - Retail Electricity Segment	$44,495	$39,189	$116,129	$82,226

Contact: Spark Energy, Inc.
Investors:
Robert Lane, 832-200-3727
ir@sparkenergy.com
Media:
Eric Melchor, 281-833-4151